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                                                                     EXHIBIT 8.2

                     [FORD MOTOR CREDIT COMPANY LETTERHEAD]

                                                                    May 26, 1998


Ford Credit Auto Receivables Two L.P.
The American Road
Dearborn, Michigan 48121

     Re:  Ford Credit Auto Owner Trust 1998-B

Ladies and Gentlemen:

     I do hereby confirm that the statements set forth in the Prospectus dated May 13, 1998, as supplemented by the Prospectus Supplement dated May 19, 1998 under the caption "Summary--Tax Status" as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "Certain State Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

     I consent to the reference to me under the captions "Certain State Tax Consequences" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.


                                        Very truly yours,

                                        /s/ JERRY D. BRINGARD